SALE-PURCHASE AGREEMENT

     SALE-PURCHASE AGREEMENT (this "AGREEMENT"), made as of November 5th, 2001 between WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor New York, New York 10022 ("SELLER") and THE JUDGE ROTENBERG EDUCATIONAL CENTER, INC., a Massachusetts non-profit corporation having an office at 240 Turnpike Street, Canton, Massachusetts 02021 ("PURCHASER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     Seller and Purchaser, in consideration of the mutual covenants herein contained, hereby agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS
                         ------------------------------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1. "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with, Purchaser. For purposes of this definition, "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the beneficial interests in an entity, together with the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through ownership of beneficial interests, by contract or otherwise.

     1.2. "Broker" shall mean, collectively, Trammell Crow Company and Grubb & Ellis Company.

     1.3. "Business Day" shall mean any day other than a Saturday, Sunday or any day upon which banks in the Commonwealth of Massachusetts or the State of New York are required or authorized by law to be closed.

     1.4. "Effective Date" shall mean the date upon which Purchaser receives a fully executed counterpart of this Agreement. Promptly following the occurrence of the Effective Date, Purchaser shall execute and deliver to Seller such instrument as Seller may submit to it to evidence the occurrence of the Effective Date.

     1.5. "Escrowee" shall mean Old Republic National Title Insurance Company.

     1.6. "Existing Service Contracts" shall mean the service contracts, maintenance agreements, brokerage agreements and other agreements affecting the Property and set forth in Exhibit C annexed hereto.

     1.7. "Invasive Tests" shall mean any physical inspection or testing of the Premises, other than visual examination, and shall include, without limitation, sampling of soils and other media.

     1.8. "JRC License Agreement" shall mean that certain Parking License Agreement dated October 19, 2001 between Seller and Purchaser.

     1.9. "New Service Contracts" shall mean any service contracts, maintenance agreements, brokerage agreements or other agreements entered into by Seller in accordance with the terms of this Agreement.

     1.10. "Requirements" shall mean (i) any federal, state or municipal law, ordinance, order or requirement (including those pertaining to hazardous substances) and (ii) any provision of any municipal approval or instrument of record pertaining to the Premises.

     1.11. "Service Contracts" shall mean the Existing Service Contracts and the New Service Contracts in effect on the Closing Date.

     1.12. "Title Insurer" shall mean Old Republic National Title Insurance Company.

                      ARTICLE 2. SALE-PURCHASE OF PROPERTY
                      ------------------------------------

     2.1. Agreement to Sell and Purchase. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the Purchase Price and upon the terms and conditions set forth in this Agreement, the following (collectively, the "PROPERTY"): (a) the parcels of land more particularly described in Exhibit A annexed hereto and as shown on the survey annexed hereto as Exhibit A-1 (the "LAND"); (b) the buildings and other structures situated on the Land, inclusive of all of Seller's right, title and interest in and to the improvements, fixtures, systems, plant equipment, apparatus and machinery which form a part of the buildings or such other structures (collectively, the "BUILDING") (the Land and the Building are herein collectively called the "PREMISES"); (c) all right, title and interest of Seller, if any, in and to (i) the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and (ii) any appurtenances in and to the Premises; (d) all right, title and interest of Seller in and to any furniture, furnishings, moveable equipment and other personal property located at, or used in connection with, the Premises (herein collectively called the "PERSONAL PROPERTY"); (e) to the extent assignable, Seller's right, title and interest in and to the Service Contracts;
(f) to the extent assignable, Seller's right, title and interest in and to any licenses and permits in the operation of the Premises

(collectively, the "LICENSES") and (g) to the extent assignable, any warranties given by any contractor or manufacturer in favor of Seller in connection with the construction, repair or renovation of the Premises (collectively, the "WARRANTIES"). The Premises are located at, and are known as, 250 Turnpike Street, Canton, Massachusetts, 02021, and includes Lots 4 and 8, as more particularly described in Exhibit A annexed hereto.

     2.2. Title to Premises. Seller shall convey, and Purchaser shall accept, title to and possession of the Premises on the Closing Date, free of all Title Exceptions other than the Permitted Exceptions (each as hereinafter defined).

     2.3. Condition of Property. Purchaser is a sophisticated investor and its valuation of and decision to purchase the Property is based upon its own independent expert evaluations of such facts and materials deemed relevant by Purchaser and its agents. Other than the express representations and warranties of Seller specifically set forth herein, Purchaser has not relied upon any oral or written information from Seller or its employees, affiliates, agents, consultants, advisors or representatives, including, without limitation, any appraisals, projections or evaluations of credit quality prepared by Seller or any of its employees, affiliates, agents, consultants, advisors or representatives. Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth herein, Purchaser is purchasing the Property "as is" and "where is" on the Closing Date, and, except as expressly set forth herein, Seller is making no representation or warranty, express or implied, and Purchaser has not relied on any representation or warranty, express or implied, regarding the Property, including, without limitation, any representation or warranty with respect to
(a) the physical condition of any Improvement or Personal Property comprising all or a part of the Property, or its fitness, merchantability or suitability for any use or purpose, (b) any rents, income or expenses of the Property, (c) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any governmental authority (including, without limitation, laws pertaining to hazardous materials) or (d) the current or future use of the Property, including, but not limited to, any Property's use for commercial, retail, industrial or other purposes. Seller is not liable or bound in any manner by any verbal or written statements, repre sentations, offering memoranda or information pertaining to the Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other person.

                            ARTICLE 3. PURCHASE PRICE
                            -------------------------

     3.1. Purchase Price. The purchase price (the "PURCHASE PRICE") to be paid by Purchaser to Seller for the Property is THREE MILLION TWO HUNDRED FIFTY THOUSAND and 00/00 DOLLARS ($3,250,000.00), net of adjustments made in accordance with Article 8 below. The Purchase Price shall be paid by Purchaser as follows:

     (a) ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00), (the "INITIAL DEPOSIT"), payable on the Effective Date by (i) wire transfer of immediately available funds to the account of Escrowee or (ii) Purchaser's check, subject to collection, drawn to the order of Escrowee;

     (b) Unless this Agreement is validly terminated in accordance with the provisions of Article 4 below, ONE HUNDRED THOUSAND and 00/100 ($100,000.00) (the "SECOND DEPOSIT") (the Initial Deposit and the Second Deposit, collectively, the "DEPOSIT"), payable on or before 5:00 P.M. on the Business Day which is two (2) Business Days after the Due Diligence Expiration Date (hereinafter defined) either by (i) wire transfer of immediately available funds to the account of Escrowee or (ii) check, subject to collection, drawn to the order of Escrowee; and

     (c) THREE MILLION FIFTY THOUSAND and 00/100 DOLLARS ($3,050,000.00) (the "CASH BALANCE"), payable on the Closing Date by wire transfer of immediately available funds to an account or accounts designated by Seller.

     3.2. Escrow of Deposit.

     The Deposit shall be held, paid over and/or applied by Escrowee in accordance with the following provisions:

     (a) Escrowee shall hold the Deposit until the Closing or sooner termination of this Agreement. Any interest earned on the Deposit shall be paid to the same party entitled to be paid the Deposit hereunder (as and when such party is entitled to the Deposit), except that, at Closing, interest shall be credited against the Cash Balance. The party receiving such interest (or the benefit of such interest by virtue of the same having been credited against the Cash
Balance) shall pay any income taxes thereon. For purposes thereof, the tax identification numbers of the parties are as follows: 13-4027757 (Seller); and 04-2489805 (Purchaser).

     (b) If this Agreement is validly terminated in accordance with the provisions of Article 4 below, Escrowee shall pay the Initial Deposit to Purchaser.

     (c) At the Closing, the Deposit shall be paid by Escrowee to Seller.

     (d) If for any reason the Closing does not occur, then, except as otherwise expressly provided to the contrary in this Section 3.2, Escrowee shall continue to hold the Deposit until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. Escrowee, however, shall have the right at any time to deposit the Deposit with the clerk of any federal or state court sitting in the Commonwealth of Massachusetts. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder first arising or accruing from and after the date of such deposit.

     (e) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrowee.

     (f) Escrowee shall cause the Deposit to be maintained at Fleet National Bank in an interest-bearing money market account or accounts. Escrowee shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best (or otherwise seek to maximize) the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts. Seller and Purchaser acknowledge that the Federal Deposit Insurance Corporation ("FDIC") insures individual depositors up to a maximum amount of $100,000. Seller and Purchaser hereby release Escrowee from any loss or damage they may incur by reason of the Deposit exceeding the maximum coverage afforded to individual depositors by the FDIC.

     (g) Upon any delivery of the amount remaining in escrow as provided in Sections 3.2(b), (c) or (d) above, Escrowee shall be relieved of all liability, responsibility or obligation with respect to or arising out of the escrow or under this Agreement. Escrowee shall not be bound by any modification to this
Section 3.2 unless Escrowee shall have agreed to such modification in writing.

     (h) Escrowee shall be entitled to rely or act upon any notice, instrument or document believed by Escrowee in good faith to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

     (i) Escrowee shall be entitled to retain attorneys of its choice in connection with this escrow.

     (j) Escrowee has acknowledged its agreement to the foregoing provisions of this Section 3.2 by signing in the place indicated on the signature page of this Agreement.

                       ARTICLE 4. PURCHASER'S INSPECTIONS
                       ----------------------------------

     4.1. Due Diligence Period; Termination Right. During the period commencing on the Effective Date and ending on the date (the "DUE DILIGENCE EXPIRATION DATE") which is forty-five (45) days thereafter (unless such date is not a Business Day, in which event the Due Diligence

Expiration Date shall be the next occurring Business Day), Purchaser shall have the right to conduct such due diligence investigations of the Property as it deems necessary, including inspections, studies, examinations and investigations of the Property, and/or any facts, circumstances and matters relating to the Property. If Purchaser, in its sole and absolute discretion, determines for any reason whatsoever that it is unsatisfied with the results of, or the matters disclosed by, its due diligence investigations of the Property, Purchaser shall have the unequivocal right to terminate this Agreement by written notice given to Seller prior to 5:00 p.m. New York time on the Due Diligence Expiration Date (TIME BEING OF THE ESSENCE). Upon any termination of this Agreement pursuant to this Section 4.1, (i) the Initial Deposit shall be refunded to Purchaser and
(ii) neither party hereto shall have any further obligation to the other, with the exception of those obligations which expressly survive the termination of this Agreement. If Purchaser shall fail to terminate this Agreement in the time and manner set forth in this Section 4.1, Purchaser shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this
Section 4.1.

     4.2. Inspections. Purchaser and its authorized agents, consultants or representatives shall have the right, upon reasonable prior notice to Seller (which notice may be telephonic, to William Darrow at the telephone number set forth in Section 16.1 hereof), to enter upon the Premises from time to time to conduct such physical and other inspections as Purchaser deems appropriate, provided that Purchaser shall not perform Invasive Tests without first obtaining Seller's consent, which consent shall not be unreasonably withheld or delayed. Prior to any entrance upon the Premises for the performance of Invasive Tests, Purchaser shall deliver to Seller (or cause the applicable contractor to deliver to Seller) a certificate of insurance evidencing that Purchaser has procured and maintains in force and effect commercial general liability insurance covering Purchaser and Seller against claims for bodily injury or death or property damage occurring in, upon or about the Premises in an amount of not less than $2,000,000 (combined single limit), issued by an insurance company with a rating of "A" or better as established by Best's Rating Guide, which insurance shall include blanket contractual liability coverage and shall otherwise be in form reasonably acceptable to Seller.

     4.3. Restoration and Indemnity. Following the performance of any Invasive Tests, Purchaser shall restore the Premises to their condition prior to the performance thereof. Purchaser shall indemnify and hold harmless Seller and its officers, directors, members, employees, successors and assigns, from and against any and all damages, losses, costs, expenses, liabilities and claims that arise out of or in any way relate to the conduct of Purchaser's due diligence investigations. The provisions of this Section 4.3 shall survive the termination of this Agreement for a period of one year.

     4.4. Confidentiality. Prior to the Closing, Purchaser shall not disclose to any other party the contents of any Confidential Materials (hereinafter defined) without first obtaining Seller's prior written consent. For purposes of this Agreement, the term "Confidential Materials" shall mean (i) materials delivered to Purchaser by Seller with respect to the Property or any summaries thereof prepared by or at the behest of Purchaser (collectively, "DELIVERED MATERIALS") and/or (ii) any reports summarizing any investigations of the Property prepared by Purchaser or its representatives or agents. Notwithstanding the foregoing, Purchaser may, without first obtaining such prior written consent, disclose Confidential Materials to its officers, employees, lenders, counsel, lenders' counsel, appraisers, accountants, insurance advisors, environmental consultants and similar third-party consultants, provided that such parties are apprised of the confidential nature of the Confidential Materials, and provided further that Purchaser may make such disclosures as may be required by law. Upon any termination of this Agreement, Purchaser shall deliver all copies of all Delivered Materials to Seller. The provisions of this Section 4.4 shall survive any termination of this Agreement.

                          ARTICLE 5. TRANSACTION COSTS
                          ----------------------------

     5.1. Seller's Costs. At the Closing, Seller shall pay (i) all transfer taxes payable as a result of the conveyance of title to the Property to Purchaser pursuant to this Agreement, (ii) costs incurred in connection with the discharge of any Title Exceptions which are not Permitted Exceptions, (iii) costs incurred in connection with the filing or recording of any certificates or resolutions required to record the Deed and (iv) inspection and transfer fees, if any, payable in connection with Warranties assigned to Purchaser. In addition, Seller shall be responsible for the costs of its legal counsel, advisors and the other professionals employed by it in connection with the sale of the Property.

     5.2. Purchaser's Costs. At the Closing, Purchaser shall pay the cost of recording the Deed. In addition, Purchaser shall be responsible for (i) title insurance premiums and fees payable in connection with any owner's or mortgagee's policy of title insurance obtained by Purchaser, (ii) costs incurred in connection with any update of the survey of the Premises, (iii) the cost of Purchaser's inspections of the Property, (iv) costs and expenses of any financing obtained by Purchaser and (v) the costs of Purchaser's legal counsel, advisors and other professionals employed by it in connection with its acquisition of the Property.

                 ARTICLE 6. CLOSING DATE; CONDITIONS TO CLOSING
                 ----------------------------------------------

     6.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on December 27, 2001. The date upon which the Closing occurs, as the same may be adjourned in accordance with the terms hereof, is herein referred to as the "CLOSING DATE". The Closing shall occur on the Closing Date at 10:00 a.m. at the offices of Purchaser's counsel, Eckert Seamans Cherin & Mellott, LLC, One International Place, Boston, Massachusetts, through an escrow established with Title Insurer upon such terms and conditions as Seller, Purchaser and Title Insurer shall mutually agree. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF PURCHASER AND SELLER TO BE PERFORMED ON THE CLOSING DATE.

     6.2. Conditions to Closing. Purchaser's obligation to purchase the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Purchaser:

     (a) this Agreement shall be in full force and effect;

     (b) Seller shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder; and

     (c) there shall not otherwise then exist any event which would allow Purchaser to terminate this Agreement pursuant to the express terms hereof.

     6.3. Seller's Conditions. Seller's obligation to sell the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Seller:

     (a) this Agreement shall be in full force and effect,

     (b) Purchaser shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder, and

     (c) there shall not otherwise then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof.

                   ARTICLE 7. CLOSING DOCUMENTS AND DELIVERIES
                   -------------------------------------------

     7.1. Conveyancing Documents and Deliveries.

     At the Closing:

     (a) Purchaser shall deliver to Seller the Cash Balance and any other amounts payable by Purchaser to Seller at the Closing pursuant to this Agreement;

     (b) Seller shall execute, acknowledge and deliver a quitclaim deed sufficient to convey the Premises to Purchaser in accordance with the terms hereof, subject only to the Permitted Exceptions (the "DEED");

     (c) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of the assignable Service Contracts;

     (d) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of any permits, approvals or certificates of occupancy pertaining to the Premises, to the extent the same are in Seller's possession or control;

     (e) Seller shall execute and deliver a general bill of sale in the form of Exhibit E annexed hereto, conveying to Purchaser all of Seller's right, title and interest in and to the Personal Property;

     (f) Subject to the provisions of Section 7.1(g) hereof, Seller and Purchaser shall mutually execute and deliver to each other an instrument in the form of Exhibit G annexed hereto ( the "SERVICE CONTRACT ASSIGNMENT") providing for the assignment by Seller to Purchaser of all of Seller's right, title and interest in and to the assignable Service Contracts, Licenses and Warranties (other than the JRC License Agreement) and Purchaser's assumption of Seller's obligations under the assignable Service Contracts, Licenses and Warranties (other than the JRC License Agreement) which first arise or accrue after the Closing Date;

     (g) Seller shall furnish Purchaser with evidence of the termination of the Property Management Agreement (as defined in Exhibit C annexed hereto). Seller and Purchaser mutually acknowledge and agree that, effective as of the Closing, the JRC License Agreement shall terminate, whereupon neither Seller nor Purchaser shall have any further obligation thereunder, with the exception of those obligations which expressly survive the termination of the JRC License Agreement;

     (h) Seller and Purchaser shall execute and deliver a letter to each of the other parties to the assignable Service Contracts notifying each such party of the sale of the Premises and indicating the new address for notices under the Service Contracts;

     (i) Seller shall execute and deliver a FIRPTA affidavit required pursuant to the Treasury Department Regulations promulgated under Section 1445 of the Internal Revenue Code of 1986, as amended, in respect of the Property. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request;

     (j) Seller and Purchaser shall execute and deliver to each other a closing statement setting forth with specificity the adjustments made in accordance with
Article 8 hereof;

     (k) Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller of the due authorization, execution and delivery of the documents and instruments to be executed by Purchaser at Closing in accordance with the terms of this Agreement;

     (l) Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser of the due authorization, execution and delivery of the documents and instruments to be executed by Seller at Closing in accordance with the terms of this Agreement; and

     (m) Seller shall deliver to Purchaser originals of plans or specifications for the Building in its possession or control, if any.

                         ARTICLE 8. CLOSING ADJUSTMENTS
                         ------------------------------

     The following are to be adjusted and prorated between Seller and Purchaser as of 11:59 p.m. on the day preceding the Closing Date, based upon a 365 day year, with Seller deemed to be the owner of the Property on the day preceding the Closing Date and Purchaser deemed to be the owner of the Property on the Closing Date.

     8.1. Real Estate Taxes. Real estate taxes shall be adjusted and prorated on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax rate or assessed valuation is fixed for the Premises, the apportionment of real estate taxes for such Premises shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of such Premises, subject to further and final adjustment when the tax rate and/or assessed valuation for such Premises is fixed for the year in which the Closing occurs. In addition, there shall be a further and final adjustment of real estate taxes for the fiscal year in which the Closing occurs if after Closing all or any portion of the Premises is reclassified or reassessed for real estate tax purposes pursuant to Chapter 59, Section 76 of the General Laws of Massachusetts. In the event that the Premises or any part thereof shall be or shall have been affected by an assessment or assessments, Seller shall, at the Closing, be responsible for any installments due prior to the Closing and Purchaser shall be responsible for any installments due on or after the Closing.

     8.2. Utility Charges. Seller shall use reasonable efforts to obtain readings of meters measuring utility consumption at the Property for all periods through (and including) the date preceding the Closing Date. Seller shall pay, and be responsible, for all bills rendered on the basis of such readings. If such readings are not obtained for any metered utility, then, at the Closing, apportionment shall be made on the basis of the most recent period for which such readings are available. Upon the taking of subsequent actual readings, there shall be a recalculation of the applicable utility charges, and Seller or Purchaser, as the case may be, shall promptly remit to the other party hereto any amounts to which such party shall be entitled by reason of such recalculation. Unmetered water charges or sewer rents shall be adjusted and prorated as of the Closing Date.

     8.3. Other Adjustments. The following items shall also be adjusted as of 11:59 P.M. on the date preceding the Closing Date: (i) charges and payments under Service Contracts assigned to Purchaser; (ii) charges and payments under the JRC License Agreement; and (iii) fees and payments, if any, under Licenses assigned to Purchaser.

     Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is one (1) year following the Closing Date. The provisions of this Article 8 shall survive Closing.

                    ARTICLE 9. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

     9.1. Basic Representations of Purchaser.

     Purchaser, as of the date hereof, represents and warrants to Seller as follows:

     (a) Purchaser is a non-profit corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     (b) Purchaser has full power and authority to enter into and perform this Agreement, the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

     (c) The individual executing this Agreement on behalf of Purchaser and the individual executing each of the documents to be executed and delivered in connection herewith on behalf of Purchaser have full power and authority to do so. This Agreement and each of the documents and instruments to be executed by Purchaser in connection herewith are, or will be when executed and delivered, the legal valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof. Purchaser's performance of its obligations under this Agreement shall not contravene, or cause a default under, any agreement, judgment, order, writ or decree under which Purchaser or any of its assets is bound.

     (d) Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property.

     (e) There are no actions or proceedings pending or, to Purchaser's actual knowledge, threatened, against Purchaser which, in Purchaser's reasonable judgment, could have a material adverse affect on Purchaser's ability to perform its obligations hereunder.

     9.2. Basic Representations of Seller.

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

     (a) Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts.

     (b) Seller has full power and authority to enter into and perform this Agreement and to enter into the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

     (c) The individual executing this Agreement on behalf of Seller and the individuals executing each of the documents to be executed and delivered in connection herewith on behalf of Seller have full power and authority to do so. This Agreement and each of the documents to be executed and delivered by Seller in connection herewith are, or will be when executed and delivered, the legal valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof. Seller's performance of its obligations under this Agreement shall not contravene, or cause a default under, any agreement, judgment, order, writ or decree under which Seller or any of its assets is bound.

     (d) Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent. No general assignment of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property.

     (e) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, against Seller which, in Seller's reasonable judgment, could have a material adverse affect on Seller's ability to perform its obligations hereunder.

     9.3. Representations of Seller Regarding the Property.

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

     (a) There are no leases, licenses or occupancy agreements affecting the Premises, other than the JRC License Agreement.

     (b) There are no service contracts, maintenance agreements or other agreements affecting the Premises, other than the Existing Service Contracts.

     (c) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, with respect to the Property.

     (d) There are no pending or, to Seller's knowledge, threatened, eminent domain or condemnation proceedings with respect to the Property.

     (e) The Personal Property is free of any lien or encumbrance.

     (f) Seller has not received written notice that the Premises are in violation of Requirements, nor, to Seller's knowledge, has any governmental authority having jurisdiction over the Premises threatened to issue any such violation.

     (g) The insurance coverages with respect to the Premises described in Exhibit J annexed hereto are in full force and effect.

     The representations of Seller contained in Sections 9.3(a) through (e) hereof shall survive Closing for twelve (12) months (the "Representation Survival Period").

     9.4. Closing Certificates of Purchaser and Seller.

     (a) Purchaser, on the Closing Date, shall execute and deliver to Seller an instrument by which Purchaser shall remake the representations made pursuant to
Section 9.1 above as of the Closing, provided that Purchaser, in such instrument, shall (i) update such representations to reflect events occurring between the date hereof and the Closing and (ii) correct such representations to reflect any discovered inaccuracy therein, such instrument being herein called "PURCHASER'S REPRESENTATION CERTIFICATE".

     (b) Seller, on the Closing Date, shall execute and deliver to Purchaser an instrument by which Seller shall remake the representations made pursuant to Sections 9.2 and 9.3 above as of the Closing, provided that Seller, in such instrument, shall (i) update such representations to reflect events occurring between the date hereof and the Closing and (ii) correct such representations to reflect any discovered inaccuracy therein, such instrument being herein called "SELLER'S REPRESENTATION CERTIFICATE". Notwithstanding the foregoing, (i) Seller's Representation Certificate shall remake the representations contained in Sections 9.3(b) hereof as to the Service Contracts and (ii) Seller shall not remake the representation contained in Sections 9.3(f)-(g) hereof.

     9.5. Remedies for Inaccuracies and Other Changes.

     (a) The remedies of Seller and Purchaser for an inaccuracy in any representation or for any update or correction set forth in any Seller's or Purchaser's Representation Certificate shall be solely as set forth in the following provisions of this Section 9.5. Each of Seller and Purchaser hereby waives any inaccuracy in, or any update made to, any representation made to it pursuant to this Article 9, unless the same is Materially Adverse. For purposes of this Section 9.5, the term "MATERIALLY ADVERSE" shall have the following meanings in the following contexts:

     (1) An inaccuracy in any representation by Seller shall be deemed to be "MATERIALLY ADVERSE" to Purchaser if, and only if (i) there is an inaccuracy in such representation as of the date made and (ii) Purchaser may reasonably demonstrate that such inaccuracy may reasonably be expected to result in a diminution in the value of the Property or the imposition of liability upon Purchaser which exceeds $25,000;

     (2) Facts giving rise to an update or correction set forth in a Seller's Representation Certificate shall be deemed to be "MATERIALLY ADVERSE" to Purchaser if, and only if (i) such update or correction is not contemplated or permitted by the terms of this Agreement and (ii) Purchaser may reasonably demonstrate that such update or correction results in a diminution in the value of the Property or the imposition of liability upon Purchaser which exceeds $25,000; and

     (3) An inaccuracy in any representation by Purchaser or facts giving rise to an update or correction set forth in a Purchaser's Representation Certificate shall be deemed to be "MATERIALLY ADVERSE" to Seller if, and only if, Seller reasonably demonstrates that the same renders Purchaser incapable of proceeding to Closing in accordance with the terms of this Agreement.

     (b) If, prior to Closing, (i) Seller shall learn of an inaccuracy in any representation of Purchaser set forth in Section 9.1 hereof (as made as of the date hereof) which is Materially Adverse to Seller, which inaccuracy is not cured within ten days after notice from Seller, (ii) Seller shall know of an inaccuracy in any representation of Purchaser made pursuant to Purchaser's Representation Certificate (as made as of the Closing) which is Materially Adverse to Seller or (iii) Purchaser's Representation Certificate shall set forth any update or correction which is Materially Adverse to Seller, then Seller, as its sole remedy therefor in each case, shall have the right to terminate this Agreement upon notice to Purchaser at any time prior to the Closing, whereupon the Deposit shall be paid to Seller as liquidated damages on account thereof and thereafter neither party hereto shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Premises from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture. If, however, Seller proceeds to Closing in accordance with the terms hereof, Seller shall be deemed to have waived the same and shall have no claim on account thereof. Notwithstanding the foregoing, if Seller terminates this Agreement pursuant to this Section 9.5(b) at any time on or before the Due Diligence Expiration Date, the Initial Deposit shall be refunded to Purchaser.

     (c) If, prior to Closing, (i) Purchaser shall learn of an inaccuracy in any representation of Seller set forth in Sections 9.2 or 9.3 hereof (as made as of the date hereof) which is Materially Adverse to Purchaser, which inaccuracy is not cured within ten days after notice from Purchaser, (ii) Purchaser shall know of an inaccuracy in any representation of Seller made pursuant to Seller's Representation Certificate (as made as of the Closing Date) which is Materially Adverse to Purchaser or (iii) Seller's Representation Certificate shall set forth any update or correction which is Materially Adverse to Purchaser, then Purchaser, as its sole remedy therefor in each case, shall have the right to terminate this Agreement upon notice to Seller at any time prior to Closing, whereupon the Deposit shall be refunded to Purchaser and thereafter neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If, however, Purchaser, with actual knowledge of any such inaccuracy, update or correction, elects to proceed to Closing, then Purchaser shall be deemed to have waived the same and shall have no claim on account thereof. Notwithstanding the foregoing, if Purchaser shall elect to terminate this Agreement pursuant to this Section 9.5(c) because Seller has (i) knowingly and intentionally (and with knowledge of the falsity thereof) made a misrepresentation or false warranty or (ii) knowingly and intentionally caused a breach of representation or warranty, which in either case is Materially Adverse to Purchaser, Purchaser shall have a claim for damages on account thereof in the amount of actual, out-of-pocket title examination and survey costs, third-party professional costs (including reasonable attorneys' fees and disbursements) and forfeited loan application or commitment fees incurred in connection with this Agreement, not to exceed $100,000 in the aggregate.

     (d) If, after Closing, Purchaser shall first learn of an inaccuracy in any representation made by Seller pursuant to Seller's Representation Certificate (as made as of the Closing Date), then Purchaser shall have a claim for damages on account thereof, provided that (i) any claim not brought within the Representation Survival Period shall be deemed waived, (ii) Purchaser hereby waives the right to collect or seek to collect consequential or punitive damages and (iii) the inaccuracy is Materially Adverse to Purchaser.

                                ARTICLE 10. TITLE
                                -----------------

     10.1. Acceptable Title. Seller shall convey, or cause to be conveyed, and Purchaser shall accept, title to the Premises, as of the Closing Date, subject to the Permitted Exceptions, and otherwise free of all tenancies and rights to possession and in broom clean condition. The term "PERMITTED EXCEPTIONS" shall mean, collectively, (i) the matters set forth in Exhibit K annexed hereto, (ii) Title Exceptions that Title Insurer shall be willing to omit as exceptions to coverage in any owner's or mortgagee's policy of title insurance obtained by or on behalf of Purchaser and (iii) any exceptions and matters that are approved, waived or deemed to have been approved or waived by Purchaser.

     10.2. Inability to Convey Acceptable Title. Purchaser agrees to obtain from Title Insurer, at Purchaser's expense, a title report with respect to the Premises (the "TITLE REPORT"). Purchaser shall furnish Seller with a copy of the Title Report promptly after its receipt thereof, but in no event later than twenty-five days after the Effective Date. On or before the date which is thirty
(30) days after the Effective Date (TIME BEING OF THE ESSENCE), Purchaser may furnish Seller with written notice (a "TITLE OBJECTION NOTICE") of those Title Exceptions (hereinafter defined) noted in the Title Report which are not Permitted Exceptions and as to which Purchaser objects. In addition, within five days of Purchaser's receipt of any continuation of the Title Report, Purchaser may furnish Seller with written notice of Title Exceptions noted therein which are not Permitted Exceptions and as to which Purchaser objects, provided such Title Exceptions were not noted in the Title Report (or any prior continuation thereof). Any such notice shall also constitute a Title Objection Notice. Purchaser shall be deemed to have waived objection to Title Exceptions set forth in the Title Report (or any continuation thereof) to which timely objection is not made in a Title Objection Notice. For purposes of this Agreement, the term "TITLE EXCEPTIONS" shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation or other matter adversely affecting title to the Property.

     10.3. Seller's Rights. Seller shall have the right, in its sole discretion, upon notice to Purchaser (the "TITLE RESPONSE NOTICE") given within ten (10) days after Seller's receipt of any Title Objection Notice (TIME BEING OF THE ESSENCE), to elect to either (i) take such action as Seller deems advisable to discharge those Title Exceptions which are not Permitted Exceptions and are set forth in the Title Objection Notice (the "TITLE DEFECTS") or (ii) subject to the provisions of Section 10.4 hereof, terminate this Agreement, whereupon the Deposit shall be refunded to Purchaser and thereafter neither party hereto shall have any further obligation to the other party hereto, with the exception of those obligations which expressly survive the termination of this Agreement. If Seller fails timely to deliver the Title Response Notice, then Seller shall be deemed to have elected to terminate this Agreement pursuant to clause (ii) above. If Seller, in its Title Response
Notice, elects to take action to remove, remedy or comply with the Title Defects, Seller shall be entitled to one or more adjournment(s) of the Closing for up to thirty days in the aggregate to discharge the Title Defects, provided that such adjournment shall not result in the forfeiture of any commitment obtained by Purchaser to finance its acquisition of the Property, unless Purchaser may extend the time in which to close the loan contemplated by the commitment at no cost to Purchaser (it being agreed that the foregoing shall not be deemed to constitute a financing contingency). If Seller elects to adjourn the Closing as aforesaid, Seller shall thereafter use commercially reasonable efforts to remove, remedy or comply with the Title Defects. If Seller is unable to remove, remedy or comply with such Title Defects at the expiration of such adjournment(s), then this Agreement shall be deemed to be terminated as of the last adjourned date of Closing. Upon such termination, the Deposit shall be refunded to Purchaser and neither party hereto shall have any further obligation to the other party, with the exception of those obligations which expressly survive the termination of this Agreement. Except as set forth in Section 10.5 hereof, nothing in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, therefor.

     10.4. Purchaser's Right to Accept Title. Purchaser may, upon written notice to Seller at any time on or before the Closing Date (as the same may have been adjourned by Seller in accordance with the provisions of Section 10.3 hereof), elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defects. In such event, (i) this Agreement shall remain in force and effect, (ii) the parties shall proceed to Closing and (iii) Purchaser shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the Title Defects.

     10.5.  Seller's  Obligation.  Notwithstanding  anything  contained  in this
Article 10 the contrary, Seller shall at or prior to Closing discharge (i) any mortgage affecting the Property, (ii) any Title Defects which are knowingly and intentionally created by Seller subsequent to the date hereof and (iii) any Title Defects which may be discharged solely by the payment of a sum of money, not to exceed $200,000 in the aggregate.

     10.6. Wentworth Deed. Seller has furnished Purchaser with a copy of a mortgagee policy of title insurance for the Premises, issued by Fidelity National Title, dated October 22, 1998. Such policy raises an exception from coverage for a reservation of right of way contained in a deed dated July 11, 1927 by E. Francis Wentworth, et al, to Samuel R. Wentworth, recorded in Deed Book 1956, Page 301, Norfolk County Records (the "WENTWORTH DEED"). Purchaser reserves the right to raise objection to the Wentworth Deed in accordance with the provisions of

Section 10.2 hereof, whereupon Seller and Purchaser shall have the rights and remedies accorded to them by this Article 10 with respect to Title Exceptions to which Purchaser has raised objection in a Title Objection Notice. If Purchaser fails to raise object to the Wentworth Deed in the time and in the manner specified in Section 10.2 hereof, Purchaser shall be deemed to have waived objection thereto, in which event Purchaser shall close title to the Premises subject thereto without abatement of the Purchase Price, credit or allowance of any kind or claim or right of action against Seller for damages or otherwise by reason of the Wentworth Deed. Nothing in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to obtain the discharge of the Wentworth Deed.

     10.7. Title Insurance. Purchaser and Seller shall cooperate with Title Insurer and each other in connection with obtaining title insurance insuring title to the Premises subject to the Permitted Exceptions. In furtherance and not in limitation of the foregoing, Seller shall deliver to Title Insurer such certificates or resolutions as may be required to obtain the recordation of the Deed or any instrument required to discharge any Title Exception which is not a Permitted Exception. In addition, Seller shall execute and deliver to Title Insurer an Indemnity Agreement in the form annexed hereto as Exhibit L.

     10.8. Violations. Seller shall have no responsibility to cure, or cause to be cured, any violations of Requirements noted against the Premises, whether the same have been noted or issued as of the date hereof or are first noted or issued after the date hereof, and Purchaser agrees to close title to the Premises subject thereto.

                      ARTICLE 11. CASUALTY AND CONDEMNATION
                      -------------------------------------

          11.1. Casualty.

     (a) For purposes of this Article 11, the following terms shall have the meanings indicated:

     "MAJOR CASUALTY" means a fire in or other casualty to the Premises which causes damage or injury to the Premises and results in Restoration Costs in excess of an amount equal to ten percent (10%) of the Purchase Price.

     "RESTORATION COSTS" means the cost to repair or restore (as reasonably determined by an architect or engineer selected by Seller and approved by Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed) the damage to the Premises caused by a fire or other casualty.

     (b) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Premises which is not a Major Casualty, then Purchaser shall have no right to terminate this Agreement and shall purchase the Premises in its damaged condition without reduction of or offset against the Purchase Price or any other claim against Seller. Seller shall assign to Purchaser the right to receive any insurance proceeds payable to Seller as a result of such fire or other casualty; provided, however, that Seller shall be entitled to retain (to the extent theretofore paid to Seller), and shall not be obligated to assign the right to receive (to the extent not theretofore paid to Seller) an amount of such insurance proceeds equal to Seller's reasonable expenses, if any, incurred in collecting such proceeds and repairing the damage caused by fire or other casualty and provided further that Purchaser shall be entitled to a credit against the Cash Balance in an amount equal to any portion of the insurance claim not payable by reason of the existence of a deductible in Seller's policy of casualty insurance.

     (c) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Premises which is a Major Casualty, then Purchaser shall have the option, to be exercised upon notice to Seller within fifteen (15) days after receiving notice of such casualty, to terminate this Agreement. If Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. If Purchaser shall not elect to terminate this Agreement as provided in this subclause (c), then this Agreement shall remain in full force and effect and the provisions of Section 11.1(b) above shall apply to such damage and any insurance proceeds payable in connection therewith.

     (d) In no event shall Seller have any obligation to repair any damage or destruction to the Premises, but Seller shall have the right to do so and utilize insurance proceeds for such purpose.

     (e) Seller and  Purchaser  expressly  intend  that the  provisions  of this
Section 11.1 shall govern in the event of a fire or other casualty.

     11.2. Condemnation.

     (a) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in a material taking, then either Seller or Purchaser may elect to terminate this Agreement by giving written notice of its election to the other party within fifteen (15) days after receiving notice of such prospective taking. If Seller or Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. If neither party so elects to terminate this Agreement, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

     (b) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would not result in a material taking, then neither Seller nor Purchaser may terminate this Agreement and the parties shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

     (c) For purposes of this Section 11.2, a taking shall be deemed to be a material taking if it would result in the taking of in excess of (i) percent (10%) of the rentable square footage of the Building or (ii) five percent (5%) of the parking spaces located on the Land. In no event shall Seller have any obligation to repair or restore the Premises or any portion thereof by reason of any condemnation, whether material or otherwise.

                        ARTICLE 12. DEFAULT AND REMEDIES
                        --------------------------------

     12.1. Default By Purchaser. If Purchaser (i) defaults in its Closing obligations (i.e., defaults in the payment of the Purchase Price or otherwise in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date) or (ii) otherwise materially defaults hereunder and such other material default is not cured within ten (10) days after notice thereof from Seller to Purchaser, then, and in any of such events, Seller, as its sole remedy therefor, may terminate this Agreement by written notice to Purchaser, whereupon the Deposit shall be paid to Seller as liquidated damages on account of such default, and, thereafter, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Premises from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture. Except as expressly provided to the contrary in this Section 12.1, Seller waives any other right or remedy which Seller may have, at law or in equity, by reason of a default by Purchaser hereunder.

     12.2. Default By Seller. If Seller (i) defaults in its Closing obligations (i.e., defaults in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date) or (ii) otherwise materially defaults hereunder and such material default is not cured within ten (10) days after notice thereof from Purchaser to Seller, then, and in either such event, Purchaser may, as its sole remedy therefor, either (x) pursue an action for specific performance of this Agreement by Seller hereunder, without abatement, credit against or reduction of the Purchase Price or (y) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser; it being understood and agreed that in no event shall Purchaser be entitled to money damages. If Purchaser shall elect to so terminate this Agreement, then, except as set forth in Section 12.3 below, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Except as expressly provided in this Section 12.2, Purchaser waives any other right or remedy, at law or in equity, which Purchaser may have or be entitled to as a result of any default by Seller.

     12.3. Reimbursement of Purchaser. Notwithstanding the provisions of Section
12.2 hereof, if Purchaser terminates this Agreement pursuant to Section 12.2 hereof because Seller knowingly and intentionally defaulted, beyond any applicable notice and cure period, in the performance of any material covenant of Seller hereunder, Purchaser shall have a claim for damages on account thereof in the amount of actual, out-of-pocket title examination and survey costs, third-party professional costs (including reasonable attorneys' fees and disbursements) and forfeited loan application or commitment fees incurred in connection with this Agreement, not to exceed $100,000 in the aggregate.

                               ARTICLE 13. BROKER
                               ------------------

     13.1. Broker. Seller and Purchaser each represent and warrant to the other that each has had no conversations or dealings with any broker or finder in connection with the transactions contemplated hereby, other than Broker. Purchaser and Seller (each, an "INDEMNIFYING PARTY") shall indemnify, defend and hold the other harmless from and against any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees) arising by reason of a claim for a commission or other compensation made by a broker or finder (other than Broker) claiming to have dealt with the Indemnifying Party. Seller shall pay any commission due to Broker pursuant to separate written agreements. The provisions of this Article 13 shall survive Closing or any termination of this Agreement.

                             ARTICLE 14. ASSIGNMENT
                             ----------------------

     14.1. No Assignment by Purchaser. Neither this Agreement nor any of the rights of Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent (which consent may be withheld in Seller's sole and absolute discretion) and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Purchaser expressly covenants and agrees that (a) if Purchaser is a corporation, a sale or transfer of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the shares of any class of the issued and outstanding stock of Purchaser, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than fifty (50%) percent (at any one time or, in the aggregate from time to time) of the number of shares of said class of stock issued and outstanding on the date hereof, (b) if Purchaser is a partnership, joint venture or limited liability company, a sale or transfer of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the partnership, joint venture or membership interests of Purchaser, its successors or assigns, or the issuance of additional partnership, joint venture or membership interests of any class to the extent of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the amount of partnership, joint venture or membership interests issued on the date hereof shall, in any such case, constitute an assignment of this Agreement. Unless, in each instance, the prior written consent of Seller has been obtained, any such assignment shall constitute a material default under this Agreement and shall entitle Seller to exercise all rights and remedies under this Agreement, at law or equity, in the case of such a default.

     14.2. Permitted Assignment to Affiliate.  Notwithstanding the provisions of
Section 14.1 above to the contrary, the named Purchaser in this Agreement shall have the one-time right to assign its rights and obligations under this Agreement to either (i) an Affiliate of such named Purchaser (including a Massachusetts nominee trust constituting an Affiliate of Purchaser) or (ii) Matthew Israel, Purchaser's executive director, in each case effective on or prior to the Closing, provided that, on or prior to the effective date of such assignment, (i) in the case of an assignment to an Affiliate, Purchaser delivers to Seller evidence of the ownership of Purchaser and the proposed assignee so as to permit Seller to verify that such proposed assignee is an Affiliate of Purchaser and (ii) Purchaser delivers to Seller a written assumption, in form reasonably satisfactory to Seller and duly executed and acknowledged by the assignee, in which the assignee agrees to assume all of Purchaser's covenants, agreements and obligations under this Agreement. As of the date of the assignment of this
Agreement to an Affiliate or to Mr. Israel in accordance with the foregoing provisions of this Section 14.2, the representations of Purchaser named herein set forth in Section 9.1 hereof shall be remade as to the Affiliate or Mr. Israel, as the case may be, except that the representations and warranties set forth in Section 9.1(a) hereof shall be modified accordingly. Purchaser named herein shall remain fully liable for all of Purchaser's covenants, agreements and obligations under this Agreement notwithstanding any such permitted assignment pursuant to this Section 14.2. Upon any assignment of this Agreement in accordance with the provisions of this Article 14, Purchaser shall promptly pay to Seller any consideration paid or payable to Purchaser by reason of the assignment.

                              ARTICLE 15. COVENANTS
                              ---------------------

     15.1. Operation of Premises. Between the date hereof and the Closing Date, Seller shall continue to maintain the Premises in the ordinary course and substantially in accordance with the practices and procedures customarily followed by Seller in the maintenance of the Premises prior to the date hereof; provided, however, that Seller shall have no obligation to make any repairs or expenditures that are capital in nature.

     15.2. Capital Repairs.

     (a) Between the date hereof and the Closing Date, Seller shall not make any material capital repairs or replacements to the Premises without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided, however, that Seller may undertake such repairs or replacements without Purchaser's consent if (i) the performance of such repairs or replacements is required to avoid an unsafe or hazardous condition, (ii) the performance of such repairs or replacements is required pursuant to any Requirements or (iii) Seller's failure to perform such repairs or replacements would, in Seller's reasonable judgment, subject Seller to criminal or civil liability or result in a forfeiture of the Property or the imposition of a lien or encumbrance thereon. Whenever required pursuant to this Section 15.2, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days of Purchaser's receipt from Seller of request for such consent. Whenever Purchaser's consent to a capital repair or replacement is not required pursuant to this Section 15.2, Seller shall furnish Purchaser with reasonable prior notice of the repair or replacement, except in the case of an emergency, in which case Seller shall furnish Purchaser with such notice as is practicable under the circumstances.

     (b) Seller and Purchaser acknowledge that Seller anticipates engaging a contractor or contractors to perform repair work upon an approximately 1,080 square foot portion of the facade (the "FACADE WORK"). Purchaser hereby consents to the performance of the Facade Work and to Seller's entrance into such contract as Seller deems appropriate for the performance of the Facade Work (collectively, the "FACADE WORK CONTRACT"). If the Facade Work is not completed on or before the Closing Date, then, at Closing, (i) Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Facade Work Contract and Purchaser shall assume all of Seller's obligations thereunder in accordance with the provisions of the Service Contract Assignment and (ii) Purchaser shall be entitled to a credit against the Cash Balance in an amount equal to the remaining balance under the Facade Work Contracts. If the Facade Work is completed before Closing, Seller shall at Closing assign to Purchaser any warranties by the contractor under the Facade Work Contract.

     15.3. Insurance. Between the date hereof and the Closing Date, Seller shall either (i) maintain in full force and effect the fire and other casualty insurance coverages described in Exhibit J annexed hereto or (ii) replace such insurance policies with other policies providing coverage equivalent thereto.

     15.4. Leases. Between the date hereof and the Closing Date, Seller shall not enter into any lease, license or occupancy agreement with respect to the Premises.

     15.5. Service Contracts. Between the date hereof and the Closing Date, Seller shall not enter into any New Service Contracts or modify, renew or extend the term of any of the Existing Service Contracts or New Service Contracts without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days of Purchaser's receipt from Seller of request for such consent. Notwithstanding anything contained in this Section 15.4 to the contrary, Seller shall have the right, without Purchaser's consent, to terminate any one or more of the Existing Service Contracts and the New Service Contracts at any time on or prior to the Closing Date.

     15.6. Notices. Seller shall promptly furnish Purchaser with copies of any written notices Seller receives from governmental authorities which pertain to the Premises.

                            ARTICLE 16. MISCELLANEOUS
                            -------------------------

     16.1. Notices. (a) All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given:
(i) upon delivery, if personally delivered; (ii) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business Day. Notice may also be given by telecopy, provided that telecopy notice shall not be effective unless the sender (x) furnishes the recipient with the telephonic notice of the telecopy delivery (which may occur by voice mail) and
(y) retains the telecopy machine confirmation of the telecopy delivery. Telecopy notice shall be deemed to have been given on the later to occur of (A) the date of receipt of telephonic notice of the telecopy delivery and (B) the confirmed date of telecopy transmission. Each notice shall be addressed to the party for whom it is intended at its address hereinafter set forth:

                  If to Seller:

                           Wellsford Capital Properties, LLC
                           c/o Wellsford Real Properties, Inc.
                           535 Madison Avenue
                           26th Floor
                           New York, NY 10022
                           Attention: William H. Darrow
                           Telecopy No. (212) 421-7244
                           Telephone No. (212) 819-4903

                  with a mandatory copy to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Dennis M. Sughrue, Esq.
                           Telecopy No. (212) 541-4630
                           Telephone No. (212) 541-2009

                  If to Purchaser:

                           The Judge Rotenberg Educational Center, Inc.
                           240 Turnpike Street
                           Canton, Massachusetts 02021
                           Attention: Matthew Israel
                           Telecopy No. (781) 828-2804
                           Telephone No. (781) 828-2202

                  with a mandatory copy to:

                           Eckert Seamans Cherin & Melott LLC
                           One International Place, 18th Floor
                           Boston, Massachusetts 02110
                           Attention: Arthur Gold, Esq.
                           Telecopy No.: (617) 342-6899
                           Telephone No.: (617) 342-6834
                  and a mandatory copy to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California 90067-5010
                           Attention: Timothy Lappen, Esq.
                           Telecopy No. (310) 201-3539
                           Telephone No. (310) 201-3536

                  If to Escrowee:

                           Old Republic National Title Insurance Company Three Center Plaza
                           Suite 440
                           Boston, Massachusetts 02018
                           Attention: Sophie Stein
                           Telecopy No. (617) 742-5000
                           Telephone No. (617) 742-4000

     (b) Any party may designate a change of address by written notice to the others given in accordance with the provisions of this Section 16.1.

     (c) The attorney for any party may send notices on that party's behalf.

     16.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     16.3. Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Seller and Purchaser, their successors and their permitted assigns.

     16.4. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Purchaser and Seller and their permitted assigns. No provisions of this Agreement or of any of the documents and instruments executed in connection herewith shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

     16.5. No Personal Liability. Purchaser shall look only to Seller's estate and interest in the Property for the collection of a judgement (or other judicial process) requiring the payment of money by Seller in the event that Purchaser is expressly entitled to a damage claim against Seller pursuant to the terms of this Agreement, and no other property or assets of Seller or its partners, members, officers, managers, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of any such damage claim against Seller under or with respect to this Agreement. The foregoing provisions of this Section are not intended to, and shall not, limit any express right that Purchaser might otherwise have to obtain equitable relief (including the remedy of specific performance where applicable and appropriate) against Seller. The terms and provisions of this subsection shall survive the Closing or the earlier termination of this Agreement.

     16.6. Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, set forth the entire agreement between Purchaser and Seller relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating directly to the Property are superseded hereby.

     16.7. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

     16.8. Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Seller and Purchaser.

     16.9. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS OR CERTIFICATES EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

     16.10. Venue. Purchaser and Seller each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby brought in any federal or state court sitting in the Commonwealth of Massachusetts and hereby further irrevocably waives and claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Seller and Purchaser further hereby expressly submits to the jurisdiction of all federal and state courts sitting in the Commonwealth of Massachusetts.

     16.11. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the others by reason of a breach of the foregoing covenant.

     16.12. Captions. The captions and table of contents in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     16.13. Counterparts; Effectiveness of Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which together will constitute one instrument. This Agreement shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.

     16.14. Merger. The delivery of the Deed to Purchaser and the closing of title to the Property shall be deemed to constitute full performance and discharge by Seller of every agreement and obligation on the part of Seller to be performed hereunder, and no agreement, promise, representation or warranty, express or implied, on the part of Seller shall survive Closing unless expressly set forth to the contrary herein.

     16.15. Fair Interests. The parties acknowledge that each party and its counsel have reviewed this Agreement and the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     16.16. Legal Fees. If either party brings any action or suit against the other by reason of any default under this Agreement, the prevailing party, as finally determined in such action or suit, shall be entitled to recover from the other party all costs and expenses of such action or suit (including appellate proceedings), including, without limitation, reasonable attorneys' fees and disbursements, it being agreed that the determination of which party is the prevailing party shall be included in the matters which are the subject of such action or suit.

     16.17. Time is of the Essence. Time shall be of the essence with respect to the obligations of Seller and Purchaser hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Seller:
                                    ------

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By: Wellsford Capital, its sole member

                                    By: /s/ William H. Darrow
                                        ------------------------
                                        William H. Darrow
                                        Vice President



                                    Purchaser:
                                    ---------

                                    THE JUDGE ROTENBERG EDUCATIONAL CENTER, INC.

                                    By: /s/ Matthew L. Israel
                                        -------------------------
                                    Name:  Matthew L. Israel
                                    Title:  President and Treasurer


Agreed as to Section 3.2 only:

Escrowee:
--------

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY


By:  /s/ Sophie Stein
     --------------------
Name:  Sophie Stein
Partner  Title Counsel

                                    Exhibit A
                                   (the Land)

                                   Exhibit A-1
                                    (Survey)

                                    Exhibit B
                              Intentionally Omitted

                                    EXHIBIT C
                          (Existing Service Contracts)


1. Termite Control Contract, dated as of October 18, 2000, by and between Waltham Chemical and Wellsford Capital Properties.

2. Interior Plant Maintenance Contract, dated as of April 6, 2000, by and between Rentokil- Tropical Plant Services and Wellsford Capital Properties.

3. Fire Alarm Monitoring and Testing Contract, dated as of May 2, 2001, by and between American Alarm and Communications and Wellsford Capital Properties.

4. Property Management Agreement, dated as of April 1, 1998, by and between Wellsford Capital and Trammell Crow Operations (the "Property Management Agreement")

5. Exterior Landscaping Contract, dated as of April 12, 2001, by and between Vanaria & Sons Landscaping and Wellsford Capital Properties.

6. Agreement dated as of September 12, 2001 between Seller and Sea & Shore Construction Company, Inc.

7.   Parking  License  Agreement  dated  October  19,  2001  between  Seller and
     Purchaser.

                                    Exhibit D
                              Intentionally Omitted

                                    Exhibit E

                             (Form of Bill of Sale)

                                  BILL OF SALE
                                  ------------

                         KNOW ALL MEN BY THESE PRESENTS,

     That WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("GRANTOR"), for and in
consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, to it in hand paid, at or before delivery of these presents by THE JUDGE ROTENBERG EDUCATIONAL CENTER, INC., a Massachusetts non-profit corporation having an office at 240 Turnpike Street, Canton, Massachusetts 02021 ("GRANTEE"), the receipt of which is hereby acknowledged, by these presents does hereby convey unto Grantee, its successors and assigns, all right, title and interest of Grantor in and to all personal property affixed to, located upon or used in connection with the real property described in Schedule 1 annexed hereto and made a part hereof. The foregoing conveyance is made without recourse, representation or warranty of any kind, except as may be set forth in that certain Sale-Purchase Agreement dated as of November ___, 2001 between Grantor and Grantee, and subject to the limitations set forth therein.

     TO HAVE AND TO HOLD the same unto Grantee, its successors and assigns forever.

     This Bill of Sale shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be duly executed as of this ___ day of ______, 2001


          WELLSFORD CAPITAL PROPERTIES, L.L.C.

          By: Wellsford Capital, a Maryland real estate investment trust, its Manager

              By: _______________________________
                  William H. Darrow
                  Vice President

                                   Schedule 1

                                    Exhibit F

                              Intentionally Omitted

                                    Exhibit G
                       (Form of Assignment and Assumption
                  of Service Contracts, Licenses and Warranties

                          ASSIGNMENT AND ASSUMPTION OF
                          ----------------------------
                   SERVICE CONTRACTS, LICENSES AND WARRANTIES
                   ------------------------------------------

     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND WARRANTIES (this "ASSIGNMENT"), made as of the ___ day of _______, ____, by and between WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York 10022 ("ASSIGNOR"), and THE JUDGE ROTENBERG EDUCATIONAL CENTER, INC. a Massachusetts non-profit corporation having an office at 240 Turnpike Street, Canton, Massachusetts 02021 ("ASSIGNEE"), for and in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States to it in hand paid, at or before delivery of these presents by Assignee with reference to the following:

                                 R E C I T A L S
                                 ---------------

     Pursuant to a Sale-Purchase Agreement dated as of November ___, 2001 between Assignor and Assignee (the "PURCHASE AGREEMENT"), Assignor is conveying to Assignee the Property (as defined in the Purchase Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION
                            -------------------------

     1. (a) Assignor hereby assigns to Assignee, without recourse representation or warranty of any kind, all of its right, title and interest in and to the Service Contracts identified on Schedule 1 annexed hereto (collectively, the "ASSIGNED SERVICE CONTRACTS") and the assignable Licenses and Warranties.

     (b) Assignee hereby accepts the foregoing assignment and agrees to assume, keep, perform and fulfill all of the terms, conditions and obligations which are required to be kept, performed and fulfilled by Assignor in connection with or arising out of the Assigned

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Service Contracts and the assignable  Licenses and Warranties from and after the date hereof.

     2. This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     3. This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

     4. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN  WITNESS  WHEREOF,   Assignor  and  Assignee  have  duly  executed  this
instrument as of the date first set forth above.

          ASSIGNOR:


          WELLSFORD CAPITAL PROPERTIES, L.L.C.

          By: Wellsford Capital, a Maryland real estate investment trust, its Manager

              By:
                    -------------------------
                    William H. Darrow
                    Vice President


             ASSIGNEE:

             THE JUDGE ROTENBERG EDUCATIONAL CENTER, INC.

              By:
                    -------------------------
                    Name:
                    Title:

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                                    Exhibit H

                              Intentionally Omitted

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                                    Exhibit I

                              Intentionally Omitted


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                                    Exhibit J

                              (Insurance Coverages)


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                                    Exhibit K

                             (Permitted Exceptions)

1. Zoning and building regulations, ordinances, and requirements adopted by any governmental or municipal authority having jurisdiction thereof, and amendments and additions thereto now in force and effect, which relate to the Premises.

2. Subject to adjustment as herein provided, assessments due and payable after Closing and real estate taxes.

3. Sewer Easement taken by the Board of Selectman of the Town of Canton dated August 21, 1973 and recorded in Book 4975, Page 27 and filed as Document 337255.

4.   Rights of Way as set forth in Documents Nos. 101763, 232129 and 233197.

5. Twenty Foot-Wide Way along southwesterly portion of Lot 8 as shown on Land Court Plan No. 1888F.

6. Decision by Town of Canton, Board of Appeals Zoning Board, dated October 13, 1996, filed with Land Court as Document No. 752070.

7. Conditions disclosed by a survey of the Premises, prepared by Selwyn & Kirwin Associates, last redated October 16, 1998.


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                                    EXHIBIT L

                               Indemnity Agreement

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